UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 27, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

150 N. Orange Avenue, Suite 412 Orlando, Florida 32801
(Former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
December 27, 2012

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (d)    On December 27, 2012, Mitchel Laskey was elected to our Board of Directors. He was then appointed as the Chairman of the Board and Chairman of the Audit Committee. As Chairman of the Board, Mr. Laskey replaces Edward Murphy, who will remain on the Board as a Director and continue to serve as our Chief Executive Officer.

For over 30 years, Mr. Laskey has held executive leadership positions for public and private companies in a variety of industries, including healthcare, electronics manufacturing, physical security, and transportation. From October 2006 to December 2012, Mr. Laskey was the President, CEO and Chairman of Brijot Imaging Systems, Inc., a leader in passive millimeter wave technology for the physical security screening and detection market. A graduate of the University of South Florida (B.A., Accounting and Marketing), Mr. Laskey is also a Certified Public Accountant who has served on the boards of numerous nonprofit, private, and public companies, including CNL Bank, (a Florida community bank with $1.4 billion in assets) and Dynamic Healthcare Technologies, Inc.

Mr. Laskey has not engaged in a related party transaction with us during the last two fiscal years and there are no family relationships between Mr. Laskey and any of our other executive officers or directors. On December 27, 2012, the Board approved a twelve month compensation arrangement whereby Mr. Laskey will receive $10,000 cash plus 10,000 shares of restricted common stock per month and up to 120,000 additional bonus shares of restricted stock to be issued at the discretion of the compensation committee after twelve months for Mr. Laskey's service as Chairman of the Board.

In order to create a vacancy for the appointment of Mr. Laskey to the Board of Directors and to avoid any potential conflicts of interest while managing venture capital funds at BOLDstart Ventures, Ed Sim resigned his position as a director on our Board on December 27, 2012. The resignation did not result from any disagreements with us concerning any matter relating to the company's operations, policies or practices.

A press release issued by us on January 2, 2013 announcing Mr. Laskey's appointment to and Mr. Sim's resignation from our Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on January 2, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: January 2, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer